STEPHEN A. OLLENDORFF
                       100 Park Avenue
                         23rd Floor
                     New York, NY  10017
                       (212) 481-9500







                                           November 19, 1995




Acorn Venture Capital Corporation
522 Park Street
Jacksonville, FL  32204

Gentlemen:

          In order for the Stock Option Committee to consider granting Edward N. Epstein an option to purchase shares of Common Stock pursuant to the 1981 Stock Option
Plan, I am hereby surrendering the following options:

          Date of Agreement         No. of Options

          October 31, 1991              30,000
          December 4, 1991              10,000

                              Sincerely,



                              Stephen A. Ollendorff


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